MOUNTAINEER FUELS

                            ASSET PURCHASE AGREEMENT

                                 by and between

                                DTE KENTUCKY, LLC

                                       and

                            COVOL TECHNOLOGIES, INC.

                             MOUNTAINEER FUELS, LLC

                            SYNFUEL INVESTMENTS, INC.

                                 April 17, 2000


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                                TABLE OF CONTENTS

                                                                          Page

ARTICLE I DEFINITIONS.......................................................1
         1.1. Acknowledgment and Release....................................1
         1.2. Affiliate.....................................................1
         1.3. Agreement.....................................................1
         1.4. As-Built Drawings.............................................1
         1.5. Assets........................................................2
         1.6. Assignment Agreement..........................................2
         1.7. Bill of Sale..................................................2
         1.8. Books and Records.............................................2
         1.9. Buyer's Closing Certificate...................................2
         1.10. Closing......................................................2
         1.11. Closing Date.................................................2
         1.12. Code.........................................................2
         1.13. Confidentiality Agreement....................................2
         1.14. Contracts....................................................2
         1.15. Covol........................................................2
         1.16. Covol Process................................................2
         1.17. Effective Time...............................................3
         1.18. Excluded Assets..............................................3
         1.19. Facility.....................................................3
         1.20. Facility Site................................................3
         1.21. Fixed Assets.................................................3
         1.22. GAAP.........................................................3
         1.23. Holdback Amount..............................................3
         1.24. HSR Act......................................................3
         1.25. Improvements.................................................3
         1.26. Initial Purchase Consideration...............................3
         1.27. IRS..........................................................3
         1.28. Knowledge of Buyer...........................................3
         1.29. Knowledge of Sellers.........................................3
         1.30. Law..........................................................3
         1.31. License and Binder Purchase Agreement........................4
         1.32. Lien.........................................................4
         1.33. Loss.........................................................4
         1.34. Material Adverse Effect......................................4
         1.35. Opinion of Sellers' Counsel..................................4
         1.36. Permitted Liens..............................................4
         1.37. Plans and Specifications.....................................4
         1.38. Product......................................................4
         1.39. Purchase Consideration.......................................4
         1.40. Required Consents............................................4
         1.41. Section 29 Product...........................................5

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         1.42. Sellers' Closing Certificate.................................5
         1.43. Site.........................................................5
         1.44. Transaction Documents........................................5

ARTICLE II PURCHASE AND SALE................................................5
         2.1. Purchase and Sale.............................................5
         2.2. Payment of the Initial Purchase Consideration; Holdback
                Amount......................................................5
         2.3. Deliveries at Closing.........................................6
         2.4. Allocation of Purchase Price..................................7
         2.5. No Assumption of Liabilities..................................7
         2.6. Sales Tax Exemption...........................................7

ARTICLE III REPRESENTATION AND WARRANTIES OF SELLERS........................7
         3.1. Corporate Standing............................................7
         3.2. Authorizations; Binding Agreements............................8
         3.3. No Actions Affecting Enforcement of the Agreement and
                the other Transaction Documents.............................8
         3.4. Taxes.........................................................9
         3.5. Brokers or Finders Fees.......................................9
         3.6. No Imposition of Liens........................................9
         3.7. Title to Assets...............................................9
         3.8. Condition of Assets...........................................9
         3.9. Pending Litigation...........................................10
         3.10. Compliance With Laws........................................10
         3.11. Status of Contracts.........................................10
         3.12. Consents....................................................11
         3.13. Books and Records...........................................11
         3.14. Environmental Conditions....................................11
         3.15. Liabilities.................................................12
         3.16. Agreements with Related Persons.............................12
         3.17. Adequacy of the Purchased Assets............................12
         3.18. No Default..................................................12
         3.19. Production Capacity.........................................12
         3.20. Section 29 Issues...........................................12

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER.........................13
         4.1. Organization and Standing....................................13
         4.2. Authorizations; Binding Agreements...........................13
         4.3. Brokers or Finders Fees......................................13
         4.4. No Action Affecting Enforcement of the Agreement and
                the other Transaction Documents............................13

ARTICLE V CERTAIN UNDERSTANDINGS AND AGREEMENTS............................14
         5.1. Best Efforts.................................................14
         5.2. Public Announcements.........................................14
         5.3. Confidentiality..............................................14

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         5.4. Taxes........................................................14
         5.5. Private Letter Ruling Repurchase Option......................14
         5.6. Solvency Representations and Covenants.......................15
         5.7. Removal and Delivery of Facility.............................15
         5.8. Software Reinstallation......................................16

ARTICLE VI CONDITIONS PRECEDENT TO THE PAYMENT OBLIGATIONS OF BUYER........16
         6.1. Compliance with Agreement....................................16
         6.2. Proceedings and Instruments Satisfactory.....................16
         6.3. No Litigation................................................16
         6.4. Representations and Warranties...............................16
         6.5. Consents.....................................................16
         6.6. Tax Opinion..................................................17
         6.7. Antitrust Filings............................................17

ARTICLE VII CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS.............17
         7.1. Compliance with Agreement....................................17
         7.2. Proceedings and Instruments Satisfactory.....................17
         7.3. No Litigation................................................17
         7.4. Representations and Warranties...............................17
         7.5. Required Consents............................................17
         7.6. Antitrust Filings............................................18

ARTICLE VIII INDEMNITIES AND ADDITIONAL COVENANTS..........................18
         8.1. Sellers' Indemnity...........................................18
         8.2. Buyer's Indemnity............................................19
         8.3. Bulk Sales Compliance........................................20
         8.4. Additional Instruments.......................................20
         8.5. Access to Books, Records and Employees.......................21

ARTICLE IX TERMINATION.....................................................21
         9.1. Termination..................................................21
         9.2. Rights on Termination; Waiver................................21

ARTICLE X MISCELLANEOUS....................................................22
         10.1. Entire Agreement; Amendment.................................22
         10.2. Expenses....................................................22
         10.3. Governing Law; Consent to Jurisdiction......................22
         10.4. Assignment..................................................23
         10.5. Notices.....................................................23
         10.6. Counterparts; Headings......................................24
         10.7. Interpretation..............................................24
         10.8. Severability................................................24
         10.9. No Reliance.................................................24
         10.10. Parties in Interest........................................24
         10.11. Specific Performance.......................................25

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                             EXHIBITS AND SCHEDULES

SCHEDULE 1.14     Contracts
SCHEDULE 1.18     Excluded Assets
SCHEDULE 1.21     Fixed Assets
SCHEDULE 1.28     Knowledge of Buyer
SCHEDULE 1.29     Knowledge of Sellers

SCHEDULE 1.35     Opinion of Sellers' Counsel
SCHEDULE 1.36     Permitted Liens
SCHEDULE 1.40     Required Consents
SCHEDULE 2.2      Third Party Engineers
SCHEDULE 3.3      Pending Actions
SCHEDULE 3.5      Brokers or Finders Fees of Sellers
SCHEDULE 3.7      Exceptions to Title
SCHEDULE 3.8      Condition of Assets
SCHEDULE 3.9      Pending Litigation
SCHEDULE 3.11     Status of Contracts
SCHEDULE 3.14     Environmental Conditions
SCHEDULE 3.16     Agreements with Related Persons

EXHIBIT A         Assignment Agreement
EXHIBIT B         Bill of Sale
EXHIBIT C         Buyer's Closing Certificate
EXHIBIT D         Sellers' Closing Certificate
EXHIBIT E         License and Binder Purchase Agreement
EXHIBIT F         Allocation of Purchase Price

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                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT, made as of April 17, 2000, by and between DTE KENTUCKY, LLC, a Delaware limited liability company ("Buyer"), and COVOL TECHNOLOGIES, INC., a Delaware corporation, MOUNTAINEER FUELS, LLC, a Utah limited liability company, and SYNFUEL INVESTMENTS, INC., a Utah corporation ("Sellers").

                                    RECITALS

         WHEREAS, Mountaineer Fuels, LLC owns the Assets comprised of a processing Facility to produce solid synthetic fuel pellets from coal fines located near Tallmansville, West Virginia and Mountaineer Fuels, LLC is controlled by the other Sellers; and

         WHEREAS, Sellers desire to sell the Assets and assign the Contracts (as defined herein) to Buyer and Buyer desires to purchase the Assets from Sellers, all on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

                                    ARTICLE I
                                   DEFINITIONS

         When used in this Agreement, the following terms shall have the meanings specified:

         1.1. Acknowledgment and Release shall mean that certain Acknowledgment and Release, made as of April 17, 2000, by and between Covol and Mountaineer Synfuel, L.L.C.

         1.2. Affiliate shall mean, as to any person, any other person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person. For purposes of this definition, "control" (including, with correlative meanings, the terms "under common control with" and "controlled by"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting stock or other equity interests, by contract or otherwise.

         1.3. Agreement shall mean this Purchase Agreement, together with the Exhibits and Schedules attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

         1.4.  As-Built   Drawings  shall  mean  as-built  drawings   reflecting
necessary revisions on the original tracings of the Plans and Specifications and related drawings relating to the Facility

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necessary  to indicate  such field  changes as may have been found  necessary to suit conditions at the Facility Site and any other revisions made in the course of construction of the Facility.

         1.5. Assets shall mean, collectively, the Improvements, the Books and Records, and the Fixed Assets, together with all goodwill associated with the Facility.

         1.6. Assignment Agreement shall mean the Assignment Agreement between Sellers and Buyer relating to the Contracts in the form of Exhibit A attached hereto.

         1.7. Bill of Sale shall mean the Bill of Sale from Sellers to Buyer relating to the Assets, in the form of Exhibit B attached hereto.

         1.8. Books and Records shall mean original or true and complete copies of all of the books, records, files, data and information of Sellers relating to the design, construction and operation of the Facility and operation of the business prior to the Effective Time, which are relevant to Buyer's use of the Assets, performance under the Contracts and operation of the Facility and the Business after the Effective Time, including without limitation Plans and Specifications, all original tracings of the related drawings and designs and the As-Built Drawings.

         1.9. Buyer's Closing Certificate shall mean the certificate of Buyer substantially in the form of Exhibit C attached hereto.

         1.10. Closing shall mean the meeting of the parties to be held at 9:00 a.m., local time, on the Closing Date, at the offices of Hunton & Williams, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia, or such other time and place as the parties may mutually agree in writing.

         1.11. Closing Date shall mean April 17, 2000, or such other date as the parties may mutually agree in writing.

         1.12. Code shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

         1.13. Confidentiality Agreement shall mean the Letter Agreement, dated April 27, 1999, between Sellers and DTE Energy Services Company.

         1.14. Contracts shall mean all construction agreements relating to the Facility and the Improvements, or components thereof, all as listed on Schedule
1.14 attached hereto or as otherwise agreed upon by Buyer prior to the Closing Date.

         1.15. Covol shall mean Covol Technologies, Inc.

         1.16. Covol Process shall mean Covol's proprietary synthetic coal fuel production process for manufacturing solid synthetic fuel from coal fines which is defined in and is the subject of the License and Binder Purchase Agreement.

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         1.17.  Effective  Time shall  mean 12:01  a.m.,  Eastern  Time,  on the
Closing Date.

         1.18. Excluded Assets shall mean the items listed on Schedule 1.18 attached hereto.

         1.19. Facility shall mean the solid synthetic fuel pellet manufacturing Facility and related support facilities owned by Sellers and currently dismantled and stored at the Buccaneer Storage Yard, Buccaneer Enterprises, Inc., Route 10, Box 393, Buckhannon, West Virginia.

         1.20. Facility Site shall mean the Buccaneer Storage Yard, Buccaneer Enterprises, Inc., Route 10, Box 393, Buckhannon, West Virginia, where the Facility is currently stored.

         1.21. Fixed Assets shall mean all tangible personal property currently located at the Facility Site which constitute part of, or are otherwise owned and used by Sellers in the operation of, the Facility, including, but not limited to, all fixed assets, chattels, machinery, equipment, computer hardware, fixtures, furniture, furnishings, handling equipment, implements, spare parts, tools and accessories of all kinds which are listed on Schedule 1.21 attached hereto; provided, however, that Fixed Assets shall exclude (a) leased items of property and (b) the Excluded Assets.

         1.22. GAAP shall mean generally accepted accounting principles of the United States as applied by Sellers in a manner consistent with prior periods.

         1.23.  Holdback  Amount  shall have the  meaning  given to such term in
Section 2.2(a) hereof.

         1.24. HSR Act shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         1.25. Improvements shall mean the structures, buildings and improvements now standing on the Facility Site and constituting part of the Facility, and replacements thereof, including, without limitation, all plant equipment, apparatus, and machinery of every kind and nature forming a part of such Facility, buildings, and improvements.

         1.26. Initial Purchase Consideration shall have the meaning given to such term in Section 2.2 hereof.

         1.27. IRS shall mean the Internal Revenue Service

         1.28. Knowledge of Buyer shall mean the actual knowledge, after due inquiry, of any person listed on Schedule 1.28 attached hereto.

         1.29. Knowledge of Sellers shall mean the actual knowledge, after due inquiry, of any person listed on Schedule 1.29 attached hereto.

         1.30. Law shall mean any federal, state, local or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

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

         1.31. License and Binder Purchase Agreement shall mean that certain License and Binder Purchase Agreement to be entered into by Buyer and Covol, relating to the licensing by the Buyer of Covol's proprietary synthetic coal fuel extrusion, pellet and briquette production process for the Facility, and substantially in the form of Exhibit E attached hereto.

         1.32. Lien shall mean any interest in property securing an obligation, whether such interest is based on common law, statute or contract, and including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, any security interest or lien arising from a mortgage, claims, encumbrance, pledge, charge, easement, servitude, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, covenants, conditions, restrictions, leases, subleases, licenses, occupancy agreements, pledges, equities, charges, assessments, covenants, reservations, defects in title, encroachments and other burdens, and other title exceptions and encumbrances affecting property of any nature, whether accrued or unaccrued, or absolute or contingent.

         1.33. Loss shall have the meaning given to such term in Section 8.1(a).

         1.34. Material Adverse Effect shall mean a material adverse effect on the Assets and Contracts, taken as a whole, the business to be conducted by Buyer with the Assets or the maintenance and operation of the Facility.

         1.35. Opinion of Sellers' Counsel shall mean the opinion of Pillsbury, Madison & Sutro, LLP, counsel to Sellers, and Harlan M. Hatfield, general counsel of Covol Technologies, Inc., substantially in the form of Schedule 1.35.

         1.36. Permitted Liens shall mean Liens (but only for amounts not yet due and payable) securing taxes, assessments or governmental charges or levies, Liens of an immaterial nature which could not reasonably be expected to have an adverse effect on the maintenance and operation of the Facility or the good and marketable title of the Assets or the enforceability of the Contracts, and Liens disclosed on Schedule 1.36 attached hereto.

         1.37. Plans and Specifications shall have the meaning given such terms in the Contracts.

         1.38. Product shall mean the solid synthetic fuel pellet product produced at the Facility using and pursuant to the Covol Process.

         1.39. Purchase Consideration shall have the meaning given to such term in Section 2.2 hereof.

         1.40. Required Consents shall mean those consents, approvals and waivers required from parties to the Contracts or from governmental authorities or other third parties that are necessary or required in order to transfer the Assets and Contracts to Buyer and otherwise give effect to the transactions contemplated herein (other than such consents, the failure of which to obtain, taken as a whole, could not reasonably be expected to have a Material Adverse Effect) and that are specifically identified on Schedule 1.40 attached hereto.

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

                  1.41. Section 29 Product shall mean Product which is reasonably expected to constitute "qualified fuels" pursuant to the terms of
Section 29(c)(1)(C) of the Code and with respect to which Section 29 is applicable pursuant to the terms of Sections 29(f) and 29(g) of the Code.

         1.42. Sellers' Closing Certificate shall mean the certificate of Sellers substantially in the form of Exhibit D attached hereto.


         1.43. Site shall mean the location designated by Buyer as provided herein for delivery of the Assets by the Sellers.

         1.44. Transaction Documents shall mean this Agreement, the Bill of Sale, the Assignment Agreement, and those agreements and instruments to be executed and delivered as provided in Section 2.3.

                                   ARTICLE II
                                PURCHASE AND SALE

         2.1. Purchase and Sale.

                  (a) Buyer and Sellers hereby agree that at the Closing, and upon all of the terms and subject to all of the conditions of this Agreement, Sellers shall sell, convey, transfer and assign to Buyer, and Buyer shall purchase and accept from Sellers, all of the Assets, free and clear of all Liens.

                  (b) Buyer and Sellers hereby agree that at the Closing, and upon all of the terms and subject to all of the conditions of this Agreement, Sellers shall assign to Buyer the Contracts and all rights arising thereunder.

         2.2. Payment of the Initial Purchase Consideration; Holdback Amount.

                  (a) In consideration of Sellers' sale, conveyance, transfer, delivery and assignment of the Assets and Contracts, at the Closing, Buyer shall
(i) pay to the Sellers Nine Million Six Hundred Eighty-Five Thousand Dollars ($9,685,000.00) (the "Initial Purchase Consideration") and (ii) hold in a non-segregated account the amount of Three Hundred Fifteen Thousand Dollars ($315,000.00) (the "Holdback Amount"), which amount shall be disbursed in accordance with Section 2.2(b) hereof. The Initial Purchase Consideration and the Surplus (as defined below), if any (collectively, the "Purchase Consideration"), shall be paid to the Sellers by wire transfer in readily available funds to First Security Bank; Salt Lake City, Utah; 18A 124 000012; for the account of Covol Technologies, Inc.; Acct. #0600019939.

                  (b) At the time of Sellers' delivery of the Assets to the Site, Buyer shall inspect the Assets and notify Sellers, in writing, of any missing equipment or damage to the Assets. Upon completion of the assembly of the Facility (including any required repairs), Buyer shall present Seller with a notice (the "Holdback Claim Notice") stating the costs of such repairs (the "Holdback Claim"). The amount of the Holdback Claim shall be applied by Buyer against the Holdback Amount by notice by Buyer to Sellers. If the amount of the Holdback Claim made by Buyer is less than the Holdback Amount (the difference being referred to herein as a "Surplus"), Buyer shall pay an amount equal to the Surplus to Sellers within five days of the determination of the amount of the Surplus. If the amount of the Holdback Claim made by Buyer is greater than the Holdback Amount (the difference being referred to herein as a

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"Deficiency"),  Sellers shall pay to Buyer the amount of such Deficiency  within five days of the determination of the amount of the Deficiency. Alternatively, if the payment of the Deficiency is not paid by Sellers to Buyer within five days of the determination of the amount of the Deficiency, Buyer shall have the right to set-off the amount of the Deficiency against any royalty payments that Buyer may become obligated to pay to Covol pursuant to Section 3 of the License and Binder Purchase Agreement.

                  (c) Notwithstanding the foregoing, if Sellers notify Buyer of their disagreement with the Holdback Claim Notice within seven business days of receiving such notice, a committee consisting of two officers designated by Buyer and two officers designated by Sellers shall meet and attempt in good faith to resolve such dispute. If such committee does not resolve the dispute within seven business days following their initial meeting, then a single third party engineer (the "Third Party Engineer") shall be designated to consider and decide the issues raised by such dispute, unless both parties determine that further discussions by the committee are merited. The selection of such Third Party Engineer shall be made from the list of engineers set forth in Schedule
2.2 attached hereto. In selecting the Third Party Engineer, each party (starting with Sellers for the first dispute and alternating between Sellers and Buyer for each dispute thereafter) shall alternate in deleting one name from the list of engineers until only one such engineer shall remain, which remaining engineer shall be the Third Party Engineer. The Third Party Engineer shall be designated from such list not later than the third business day following the expiration of the second seven business day period described above and such designation shall become effective on the third business day following such designation. In the event that the Third Party Engineer so designated does not or is unable to serve as such, the selection process shall be commenced again until a replacement Third Party Engineer is so designated. Within ten business days of the effectiveness of the designation of a Third Party Engineer, each of the Buyer and Sellers shall submit to the Third Party Engineer a notice (a "Position Notice") setting forth in detail such party's position in respect of the issues in dispute. Such Position Notice shall include supporting documentation, if appropriate.

                  (d) The Third Party Engineer shall complete all proceedings and issue its decision with regard to the issues in dispute, which decision shall be binding on the parties, as promptly as reasonably possible, but in any event within ten business days of the date on which both Position Notices are submitted, unless the Third Party Engineer reasonably determines that additional time is required in order to give adequate consideration to the issues raised. In such case, the Third Party Engineer shall state in writing his reasons for believing that additional time is needed and shall specify the additional period required, which period shall not exceed ten days without the Buyer's and Sellers' agreement.

         2.3. Deliveries at Closing.

                  (a) By Sellers to Buyer. At the Closing, in addition to the Assets, Sellers shall deliver the following items to Buyer, each properly executed and dated as of the Closing Date by Sellers and in form and substance reasonably acceptable to Buyer: (i) the Assignment

Agreement, (ii) the Bill of Sale, (iii) the License and Binder Purchase Agreement, (iv) all Required Consents applicable to Sellers, (v) the Opinion of Sellers' Counsel, (vi) Sellers' Closing Certificate, (vii) the Acknowledgment and Release, (viii) UCC-3 termination statements with respect to the Facility,
(ix) a certificate of insurance containing an endorsement, in form and substance acceptable to Buyer, showing loss payment to Buyer as its interest may appear and (x) a certificate of the corporate secretary of Sellers as to such matters as may reasonably be requested by Buyer.

                  (b) By Buyer to Sellers. At the Closing, Buyer shall deliver the Initial Purchase Consideration and the following items to Sellers, each properly executed and dated as of the Closing Date by Buyer and in form and substance reasonably acceptable to Sellers: (i) the Assignment Agreement, (ii) the License and Binder Purchase Agreement, (iii) all Required Consents applicable to Buyer, (iv) Buyer's Closing Certificate and (v) a certificate of the corporate secretary (or equivalent official) of Buyer as to such matters as may reasonably be requested by Sellers.

         2.4. Allocation of Purchase Price.

         On the Closing Date, or at a later time agreed to by the parties, not to exceed 30 days following the Closing Date, the purchase price shall be allocated among the Assets and Contracts in accordance with Exhibit F attached hereto. Such allocation shall be intended to comply with the requirements of
Section 1060 of the Code, and no party shall take any position inconsistent with such allocation for income tax purposes, except that Buyer's cost for the Assets and Contracts may differ from the amount so allocated to the extent necessary to reflect Buyer's capitalized acquisition costs other than the amount realized by Sellers.

         2.5. No Assumption of Liabilities.

         Buyer does not and will not assume any liability or obligation of any kind of Sellers, or any obligation relating to the use of the Assets or performance by Sellers under the Contracts prior to the Effective Time, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, known or unknown, or otherwise.

         2.6. Sales Tax Exemption.

         To the extent applicable, at the Closing, Buyer will deliver to Sellers appropriate and customary sales tax exemption certificates relating to the transfer of the Assets and the assignment of the Contracts contemplated hereby.

                                   ARTICLE III
                    REPRESENTATION AND WARRANTIES OF SELLERS

         Sellers jointly and severally represent and warrant to Buyer that:

         3.1. Corporate Standing.

         Sellers are corporations or a limited liability company duly organized and validly existing and in good standing under the laws of their states of organization as indicated in the introductory paragraph of this agreement. Sellers have the power to own their property, and to execute, deliver and perform this Agreement and each of the Transaction Documents applicable to it, and to carry on their business as now being conducted. Sellers are duly qualified to do business in and are in good standing as foreign corporations or limited liability companies, authorized to do business under the laws of the State of West Virginia.

         3.2. Authorizations; Binding Agreements.

         The execution, delivery and performance of this Agreement and the other Transaction Documents by Sellers and each conveyance, assignment, agreement, and other document herein contemplated to be executed by Sellers, have been duly authorized by all necessary corporate and limited liability company action, as the case may be. This Agreement and the other Transaction Documents and the conveyances, assignments, agreements, and other documents herein contemplated to be executed, delivered and performed by Sellers are, or will be upon execution, legal, valid and binding obligations of Sellers, duly enforceable against Sellers in accordance with their terms (subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity). This Agreement and the other Transaction Documents and the conveyances, assignments, agreements, and other documents herein contemplated to be executed, delivered and performed by Sellers (i) do not and will not result in any violation of, conflict with or default under the terms of any of Sellers' organizational documents (nor, to the Knowledge of Sellers, does there exist any condition which upon the passage of time or the giving of notice would cause such violation, conflict or default), and (ii) subject only to the Required Consents, do not and will not result in any violation of, conflict with or default under any Contract or any other material permit, lease, venture, indenture, mortgage, agreement, contract, judgment, order or other obligation or restriction to which Sellers, the Assets, the Contracts or the conduct of the maintenance and operation of the Facility may be bound or encumbered (nor, to the Knowledge of Sellers, does there exist any condition which upon the passage of time or the giving of notice would cause such violation, conflict or default).

         3.3. No Actions Affecting Enforcement of the Agreement and the other Transaction Documents.

         Except as set forth in Schedule 3.3, there are no actions, suits, or proceedings pending, or, to the Knowledge of Sellers, threatened, against Sellers in any court, or administrative governmental body or agency which will affect in any adverse manner the ability of Sellers to execute, deliver and perform this Agreement and the other Transaction Documents. Subject only to the Required Consents and such consents which the failure to obtain could not reasonably be expected to have a Material Adverse Effect, Sellers have obtained all permits, licenses, franchises, authorizations, variances, exemptions, concessions, leases, instruments, orders, consents or approvals of governmental entities and third parties necessary to construct, maintain and operate the Facility and to execute, deliver and perform this Agreement and the other Transaction Documents.

         3.4. Taxes.

         All tax returns and reports relating to the Assets, the Contracts and the conduct of the construction, maintenance and operation of the Facility required by law (including all federal, state, and local property tax, severance and franchise tax laws) to be filed by Sellers prior to the Closing have been timely filed or will be caused to be timely filed, including those tax returns relating to periods prior to Closing that are not yet due, except for such returns and reports which the failure to file could not reasonably be expected to have a Material Adverse Effect on the Assets, the Contracts or the maintenance and operation of the Facility. All taxes, assessments, fees, interest, penalties and other governmental charges relating to the Assets, the Contracts or the conduct of the construction, maintenance and operation of the Facility prior to Closing have been paid when due and payable or payment has been provided for, except for such taxes, assessments, fees, interest, penalties and other governmental charges which the failure to pay could not reasonably be expected to have a material adverse effect on the Assets, the Contracts or the construction, maintenance and operation of the Facility.

         3.5. Brokers or Finders Fees.

         Except as set forth in Schedule 3.5, there is no obligation or liability, contingent or otherwise, for brokers or finders fees created by Sellers with respect to the matters provided for in this Agreement and the other Transaction Documents. No obligation or liability for brokers or finders fees created by Sellers with respect to the matters provided for in this Agreement and the other Transaction Documents shall be imposed upon Buyer, the Assets or the Contracts.

         3.6. No Imposition of Liens.

         The execution, delivery and performance of this Agreement and the other Transaction Documents by Sellers shall not result in the imposition of any Lien, other than Permitted Liens, upon any of the Assets, the Contracts or by which the maintenance and operation of the Facility may be bound or encumbered.

         3.7. Title to Assets.

         Except as set forth on Schedule

         3.7, as of the date hereof, Mountaineer Fuel, LLC owns, and as of the Effective Time, it will own, good, valid and marketable title to all of the Assets, free and clear of any and all Liens, except for Permitted Liens. As of the Effective Time and upon Buyer's payment of the Purchase Consideration pursuant hereto, good, valid and marketable title to the Assets and holds a fully enforceable leasehold interest in the Facility Site, free and clear of all Liens, except for Permitted Liens, shall pass to Buyer.

         3.8. Condition of Assets.

         Except as set forth on Schedule 3.8, as of the Closing Date, the Fixed Assets, taken as a whole, will be in good operating condition and repair and substantially fit for the production of Section 29 Product at a rate of 360,000 tons per year, and the Facility has been constructed in conformance with that degree of skill and judgment normally exercised by recognized engineering and construction firms of similar size and experience to that of the contractors under the Contracts, and the Assets comprising the Facility conform to the standards of material and workmanship prevailing in applicable industries and are free from material defects in design, material and workmanship and are of good quality.

         3.9. Pending Litigation.

         Except as disclosed on Schedule 3.9, there are no actions, suits, arbitrations or proceedings currently pending or, to the Knowledge of Sellers, threatened against the Assets or the Contracts. There are no outstanding or unsatisfied judgments, orders or decrees to which Sellers are bound.

         3.10. Compliance With Laws.

         To the Knowledge of Sellers, Sellers are in compliance with all orders, writs, injunctions, decrees, judgments, rulings, laws, rules or regulations of any governmental entity to which Sellers, the Assets or the Contracts are subject, the violation of which could reasonably be expected to have a Material Adverse Effect.

         3.11. Status of Contracts.

         Schedule 1.14 is a true, correct and complete list of all the material contracts entered into by Sellers relating primarily to the Assets. Except as described in the Schedule 3.11, the Contracts are valid and in good standing, and there is no violation of, conflict with or default under the Contracts, the consequence of which could reasonably be expected to have a Material Adverse Effect. Sellers have not received any notice from any party to any Contract that such party intends to terminate, cancel or refuse to renew the same or that such party intends to offset any amount due thereunder or assert any defense to the enforceability thereof.

         3.12. Consents.

         Schedule 1.40 is a true, correct and complete list of all Required Consents.

         3.13. Books and Records.

         As of the Closing Date, the Books and Records shall be complete and correct in all material respects.

         3.14. Environmental Conditions.

                  (a) Definitions. When used in this Section:

                           (i)  "Environmental  Laws" shall mean all  applicable
laws (including common law), rules, orders, regulations, statutes, ordinances, codes, decrees and requirements of any Governmental Authority regulating, relating to or imposing liability standards of conduct concerning any Hazardous Materials or environmental protection.

                           (ii) "Governmental Authority" shall mean any federal,
state, local, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case having jurisdiction over the applicable matter.

                           (iii)  "Hazardous  Materials"  shall  mean any  solid
waste, petroleum or petroleum product, hazardous material, hazardous waste, infectious medical waste, or hazardous or toxic substance defined or regulated as such in any Environmental Law.

                  (b) Environmental Representations and Warranties. Except as set forth on Schedule 3.14 attached hereto:

                           (i)  Sellers   have  not  operated  the  Facility  or
conducted business or other activities at or from the Facility, in connection with the construction of the Facility or otherwise, in a manner that constituted or constitutes a violation of any applicable Environmental Law;

                           (ii) There has been no  off-site  shipment or release
of any Hazardous Materials by the Sellers on, under, at, from or in any way affecting the Facility or any part thereof, which off-site shipment or release gives rise to liabilities or obligations under applicable Environmental Laws; and

                           (iii) Sellers have not received any notices or claims
that they are a responsible party in connection with any claim or notice asserted pursuant to 42 U.S.C. Section 9601 et seq., or any state superfund law, in connection with the Facility.

                           (iv)  Seller  has  received  all  permits  as  may be
required under applicable Environmental Laws to operate the Facility as of the Effective Time, and Seller is in compliance in all material respects with the terms and conditions of each such permits. Such permits shall be transferable to Buyer and will be effective immediately (or, subject to Section 5.1, as soon as practicable) after the Closing.

         3.15. Liabilities.

         Except for liabilities underlying any Permitted Liens, the Sellers have no liabilities which could reasonably be expected to have a Material Adverse Effect following the Closing, nor has any condition existed or any event occurred which could reasonably be expected to give rise to any such liability.

         3.16. Agreements with Related Persons.

         There are no contracts, licenses, agreements or arrangements with any Affiliate of Sellers in connection with the construction, maintenance, ownership and operation of the Facility, other than as disclosed on Schedule 3.16.

         3.17. Adequacy of the Purchased Assets.

         Except as described in Schedule 3.8, the Assets and the Contracts, together with (i) the technology and know-how being licensed to Buyer by Covol under the License and Binder Purchase Agreement, (ii) the chemical binder to be supplied to Buyer by Covol under the License and Binder Purchase Agreement, and
(iii) rights and assets required for the relocation of the Facility to the site selected by Buyer (including but not limited to relocation construction contracts, feedstock raw materials, applicable real property rights, permits, etc.) which Buyer may arrange for but which are not the subject of this Purchase Agreement, constitute all of the assets and technology rights reasonably expected to be necessary for the production by Buyer of Section 29 Product at the rate of 360,000 tons per year.

         3.18. No Default.

         Covol has not defaulted in the performance of any covenant, agreement or condition contained in the Deed of Ground Lease, dated as of May 5, 1998, between Upshur Property, Inc. and Covol (the "Lease"), and no event has occurred and no condition exists or existed which, with the giving of notice or lapse of time, or both, did or would constitute a default by Covol under the Lease. The Lease terminated in accordance with its terms on September 24, 1999.

         3.19. Production Capacity.

         The Facility has a rated capacity to produce Product at the rate of 360,000 tons per year.

         3.20. Section 29 Issues.

         The Facility was placed "in service" for purposes of the Code prior to July 1, 1998 pursuant to a binding contract entered into prior to January 1, 1997 and effective at all times thereafter.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Sellers that:

         4.1. Organization and Standing.

         Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the power to own its own property, and to execute, deliver and perform this Agreement and each of the Transaction Documents, and to carry on its business as now being conducted.

         4.2. Authorizations; Binding Agreements.

         The execution, delivery, and performance of this Agreement and the other Transaction Documents by Buyer and of each conveyance, assignment, agreement, and other document herein contemplated to be executed by Buyer have been fully authorized by all necessary limited liability company action. This Agreement and the other Transaction Documents and the conveyances, assignments, agreements, and other documents herein contemplated to be executed, delivered and performed by Buyer are, or will be upon execution, legal, valid and binding obligations of Buyer, duly enforceable against Buyer in accordance with their terms (subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity). This Agreement and the other Transaction Documents and the conveyances, assignments, agreements, and other documents herein contemplated to be executed, delivered and performed by Buyer (i) do not and will not result in any violation of, conflict with or default under the terms of Buyer's organizational documents, and (ii) subject only to the Required Consents, do not and will not result in any violation of, conflict with or default under any material permit, lease, venture, indenture, mortgage, agreement, contract, judgment, order or other obligation or restriction to which Buyer is bound (nor, to the Knowledge of Buyer, does there exist any condition which upon the passage of time or the giving of notice would cause such violation, conflict or default).

         4.3. Brokers or Finders Fees.

         No obligation or liability, contingent or otherwise, for brokers or finders fees created by Buyer with respect to the matters provided for in this Agreement shall be imposed upon Sellers.

         4.4. No Action Affecting Enforcement of the Agreement and the other Transaction Documents.

         There are no actions, suits, or proceedings pending, or, to the Knowledge of Buyer, threatened, against Buyer in any court, or administrative governmental body or agency which will affect in any adverse manner the ability of Buyer to execute, deliver and perform this Agreement and the other Transaction Documents.

                                    ARTICLE V
                      CERTAIN UNDERSTANDINGS AND AGREEMENTS

         5.1.     Best Efforts.

         Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law, and to obtain the Required Consents, necessary to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Buyer and Sellers will execute any additional instruments necessary to consummate the transactions contemplated hereby. To the extent that any permits referenced in Section 3.14(b)(iv) are not transferred at the Closing Date, Sellers will use commercially reasonable efforts to cause such transfer to Buyer as soon as practicable after the Closing Date.

         5.2. Public Announcements.

         Buyer and Sellers will consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement and the transactions contemplated herein, and shall not issue any such press release or make any such public statement prior to such consultation or as to which the other party reasonably objects, except as may be required by Law or by obligations pursuant to any listing agreement with any national securities exchange or inter-dealer quotation system.

         5.3. Confidentiality.

         Notwithstanding the execution of this Agreement, the confidentiality provisions of the Confidentiality Agreement shall remain in full force and effect and shall survive the Closing.

         5.4. Taxes.

         Following  Closing,  Sellers  shall  timely  file all tax  returns  and reports relating to the Assets, the Contracts and the conduct of the construction, maintenance and operation of the Facility prior to Closing which have not been filed or were not yet due to be filed prior to Closing, and Sellers shall timely pay all taxes, assessments, fees, interest, penalties and governmental charges relating to the Assets, the Contracts or the conduct of the construction, maintenance and operation of the Facility prior to Closing which have not been paid or were not yet due and payable prior to Closing.

         5.5. Private Letter Ruling Repurchase Option.

         Following Closing, Buyer plans to seek a Private Letter Ruling from the IRS as to matters relating to the Facility and Section 29 of the Code. Sellers shall cooperate with and assist Buyer, as reasonably requested by Buyer, in connection with seeking such Private Letter Ruling. In the event that Buyer does seek such a Private Letter Ruling and the IRS refuses or fails to issue it in a form that is satisfactory in the sole and absolute discretion of Buyer, Buyer shall be entitled to elect (by giving written notice to Sellers to such effect) to terminate the obligation to make further royalty payments under Section 3 of the License and Binder Purchase Agreement and, in such event, Sellers shall have the option to purchase, within one year following such notice, the Assets and Contracts (and assume obligations under the Contracts) from Buyer at the greater of (i) the amount of Purchase Consideration theretofore paid by Buyer plus the amount of any capital expenditures made by Buyer in connection with the Facility and Assets plus any obligations of Buyer in respect of the Facility and the Assets and Contracts, or (ii) the fair market value of such Assets and Contracts.

         5.6. Solvency Representations and Covenants.

         Each Seller hereby represents and warrants (as to itself only) that prior to consummating the transactions contemplated herein, (i) the aggregate fair market value of such Seller's assets exceeds the aggregate amount of such Seller's liabilities, including contingent liabilities discounted by the probability of their occurrence, (ii) such Seller is able to pay and is paying its debts generally as and when they become due in the ordinary course of business, (iii) such Seller is adequately capitalized for its current and contemplated business undertakings, and (iv) the Purchase Consideration constitutes reasonably equivalent value and fair consideration for the Assets.

         Each Seller hereby covenants (as to itself only) that after consummating the transaction contemplated by the Purchase Agreement, (i) the aggregate fair market value of such Seller's assets will exceed the aggregate amount of such Seller's liabilities, including contingent liabilities discounted by the probability of their occurrence, (ii) such Seller will be able to pay and will pay its debts generally as and when they become due in the ordinary course of business, and (iii) such Seller will not be left with unreasonably small capital for its then-current and contemplated business undertakings.

         5.7. Removal and Delivery of Facility.

         As of the date hereof, Sellers and their contractors have disassembled and stored the Facility at the Facility Site in preparation for Sellers' relocation of the Facility to the Site. Sellers shall use their commercially reasonable efforts to deliver the disassembled Facility and the other Assets to Buyer at the Site within two weeks of written notice given by Buyer notifying Sellers of the location of the Site. Except as provided below, all risk of loss to the Assets shall pass to the Buyer upon the earlier to occur of (a) acceptance of the Assets by Buyer at the Site or (b) the 121st day following the Closing Date if the Assets are still located at the Facility Site; provided, however, that, notwithstanding the foregoing, in all cases, all risk of loss to the Assets shall be borne by Sellers during the transportation and delivery of the Facility to the Site. In addition to the Initial Purchase Consideration set forth in Section 2.2(a) herein, and subject to the provisions of Section 2.2(b) hereof, Buyer shall reimburse Sellers for any reasonable and actual costs incurred by Sellers for the disassembly, removal and transportation of the Facility, not to exceed Seven Hundred and Fifty Thousand Dollars ($750,000), within 30 days of the presentation of an invoice by Sellers therefore.

         5.8. Software Reinstallation.

         Upon the reasonable request of Buyer, Covol agrees to provide from time to time during the ____ day period following delivery of the Facility to Buyer at the Site, the services of Brent Atkins (or his successor) in connection with the reinstallation of the Facility Control Systems Software related to the Facility.

                                   ARTICLE VI
            CONDITIONS PRECEDENT TO THE PAYMENT OBLIGATIONS OF BUYER

         Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction, prior to or at the Closing, of the following express conditions precedent:

         6.1. Compliance with Agreement.

         Sellers shall have performed and complied in all material respects with all of their obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date.

         6.2. Proceedings and Instruments Satisfactory.

         All proceedings, corporate or other, to be taken by Sellers in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Buyer.

         6.3. No Litigation.

         No investigation, suit, action or other proceedings (including, without limitation, any petition relating to any of the Sellers under the Bankruptcy Code or similar federal or state law) shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or in connection with obligations to creditors.

         6.4. Representations and Warranties.

         The representations and warranties made by Sellers in this Agreement shall be true and correct in all respects (as to representations and warranties qualified or limited by the term "Material Adverse Effect," the word "material," or phrases of like import), and in all material respects (as to representations and warranties not so qualified or limited) as of the Closing Date with the same force and effect as though said representations and warranties had been made on the Closing Date.

         6.5. Consents.

         All Required Consents applicable to Sellers shall have been obtained.

         6.6. Tax Opinion.

         Buyer shall have received an opinion of Hunton & Williams, counsel to Buyer, in form and substance satisfactory to Buyer, with respect to matters related to Section 29 of the Code.

         6.7. Antitrust Filings.

         The HSR Act and the regulations promulgated thereunder shall have been complied with, and all waiting periods under the HSR Act shall have expired or been terminated.

                                   ARTICLE VII
               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS

         Each and every obligation of Sellers to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

         7.1. Compliance with Agreement.

         Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date.

         7.2. Proceedings and Instruments Satisfactory.

         All proceedings, corporate or other, to be taken by Buyer in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Sellers.

         7.3. No Litigation.

         No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         7.4. Representations and Warranties.

         The representations and warranties made by Buyer in this Agreement shall be true and correct in all respects (as to representations and warranties qualified or limited by the term "Material Adverse Effect," the word "material," or phrases of like import), and in all material respects (as to representations and warranties not so qualified or limited) as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

         7.5. Required Consents.

         All Required Consents applicable to Buyer shall have been obtained.

         7.6. Antitrust Filings.

         The HSR Act and the regulations promulgated thereunder shall have been complied with, and all waiting periods under the HSR Act shall have expired or been terminated.

                                  ARTICLE VIII
                      INDEMNITIES AND ADDITIONAL COVENANTS

         8.1. Sellers' Indemnity.

                  (a) Sellers hereby jointly and severally indemnify and hold Buyer harmless from and against, and agree to defend promptly Buyer from, and reimburse Buyer for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, including, without limitation, environmental liabilities (whether involving personal injury or property damage), reasonable attorneys' fees and other legal costs and expenses (hereinafter referred to collectively as "Losses"), that Buyer and any Affiliate of Buyer may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by Sellers in this Agreement or any other agreement or instrument delivered by Sellers pursuant hereto; (ii) any failure of Sellers to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the agreements and instruments delivered by Sellers pursuant to this Agreement; (iii) claims by third parties (including governmental authorities) against Buyer relating to the construction, operation and ownership by Sellers of the Assets and the performance by Sellers under the Contracts in each case under this clause (iii) for the period prior to the Effective Time including, without limitation, any claim of landlord's statutory lien; (iv) any violations of, or failure to operate in accordance with, necessary permits prior to the Effective Time; and
(v) any and all liabilities and obligations of Sellers;

                  (b) In the event a claim against Buyer arises that Buyer reasonably believes is covered by the indemnity provisions of Section 8.1(a) of this Agreement, notice shall be given promptly by Buyer to Sellers containing detail reasonably sufficient for Sellers to identify the nature and basis of the claim. Provided that Sellers admit in writing to Buyer that such claim is covered by the indemnity provisions of Section 8.1(a) hereof, Sellers shall have the right to contest and defend by all appropriate legal proceedings such claim and to control all settlements (unless Buyer agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of Sellers; provided, however, that Sellers may not effect any settlement that could result in any cost, expense or liability to Buyer unless Buyer consents in writing to such settlement and Sellers agree to indemnify Buyer therefor. Buyer may select counsel to participate with Sellers' counsel in any such defense, in which event Buyer's counsel shall be at its own sole cost and expense. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

                  (c) Sellers shall not be required to indemnify and hold harmless Buyer pursuant to Section 8.1(a)(i) hereof in respect of the representations and warranties made by Sellers herein unless such right to indemnification is asserted by Buyer (whether or not such

Losses have actually been incurred) by notice to Sellers within 12 months after the Closing Date, with the exception of (i) the representations and warranties set forth in Sections 3.4 and 3.20, which must be asserted by Buyer within the applicable statute of limitations or any extensions thereof required by any applicable authority relating to the taxes or assessments giving rise to the Loss, plus 60 days, (ii) the representations and warranties set forth in Section 3.10, which must be asserted by Buyer within the applicable statute of limitations for the violation of the underlying law that forms the basis of such claim, plus 60 days, (iii) the representations and warranties set forth in Sections 3.1, 3.2, and 3.7, which shall be without time limitation, and (iv) the representations and warranties set forth in Section 3.14 hereof, which must be asserted within 24 months after the Closing Date.

                  (d) Notwithstanding the foregoing, Sellers shall not be required to indemnify Buyer under Section 8.1(a)(i) in respect of the representations and warranties made by Sellers unless the amount of all Losses for which indemnification is sought by Buyer under Section 8.1(a)(i) exceeds, in the aggregate, $250,000, in which event, Sellers' indemnity obligation hereunder would apply to all such Losses. Sellers' aggregate indemnification obligation pursuant to Section 8.1(a)(i) shall in no event exceed the Purchase Consideration described in Section 2.2 and paid to Sellers.

                  (e) The indemnification provided in this Section 8.1, including the limitations with respect thereto, shall be the exclusive remedy for Buyer with respect to Losses as a result of or in connection with the matters described in Section 8.1(a)(i), notwithstanding any provisions in this Agreement or any other such agreement or instrument to the contrary.

         8.2. Buyer's Indemnity.

                  (a) Buyer hereby indemnifies and holds Sellers harmless from and against, and agrees to defend promptly Sellers from and reimburse Sellers for, any and all Losses that Sellers may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by Buyer in this Agreement or any other agreement or instrument delivered by Buyer pursuant hereto; (ii) any failure by Buyer to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the agreements and instruments delivered by Buyer pursuant to this Agreement; and (iii) claims by third parties (including governmental authorities) against Sellers relating to the operation and ownership by Buyer of the Assets for the period following the Effective Time.

                  (b) In the event a claim against Sellers arises that is covered by the indemnity provisions of Section 8.2 of this Agreement, notice shall be given promptly by Sellers to Buyer containing detail reasonably sufficient for Buyer to identify the nature and basis of the claim. Provided that Buyer admits in writing to Sellers that such claim is covered by the indemnity provisions of Section 8.2 hereof, Buyer shall have the right to contest and defend by all appropriate legal proceedings such claim and to control all settlements (unless Sellers agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of Buyer; provided, however, that Buyer may not effect any settlement that could result in any cost, expense or liability to Sellers unless Sellers consents in writing to such settlement and Buyer agrees to indemnify Sellers therefor. Sellers may select counsel to participate with Buyer's counsel in any such defense, in which event Sellers' counsel shall be at the sole cost and expense of Sellers. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

                  (c) Buyer shall not be required to indemnify and hold harmless Sellers pursuant to Section 8.2(a)(i) hereof in respect of the representations and warranties made by Buyer herein unless such right to indemnification is asserted by Sellers (whether or not such Losses have actually been incurred) by notice to the Buyer within 12 months after the Closing Date, with the exception of the representations and warranties set forth in Sections 4.1 and 4.2 hereof, which shall be without time limitation.

                  (d) Notwithstanding the foregoing, Buyer shall not be required to indemnify Sellers under Section 8.2(a)(i) in respect of the representations and warranties made by Buyer unless the amount of all Losses for which indemnification is sought by Sellers under Section 8.2(a)(i) exceeds, in the aggregate, $250,000, in which event, Buyer's indemnity obligation hereunder would apply to all such Losses.

                  (e) The indemnification provided in this Section 8.2, including the limitations with respect thereto, shall be the exclusive remedy for Sellers with respect to Losses as a result of or in connection with the matters described in Section 8.2(a)(i), notwithstanding any provisions in this Agreement or any other such agreement or instrument to the contrary.

         8.3. Bulk Sales Compliance.

         To the extent applicable, Buyer hereby waives compliance by Sellers with the provisions of the bulk sales law of any U.S. jurisdiction, and in any event, Sellers covenants and agrees to pay and discharge when due all claims of any governmental entities and creditors of Sellers and its subsidiaries that could be asserted against Buyer by reason of such non-compliance. Sellers agree to indemnify and hold Buyer harmless from and against and shall on demand reimburse Buyer for any and all Losses suffered by Buyer by reason of Sellers' failure to pay and discharge any such claims.

         8.4. Additional Instruments.

         At any time and from time to time after the Closing, at either party's request and without further consideration, Sellers or Buyer, as the case may be, shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as Sellers or Buyer may reasonably deem necessary or desirable in order to more effectively transfer, convey, and assign to Buyer, and confirm Buyer's title to and interest in and responsibility and liability for, the Assets and Contracts and the consummation of the transactions contemplated herein. Without limiting the generality of the foregoing, Sellers will cooperate with and assist Buyer in renewing, or transferring, into Buyer's name those Permits for which Buyer requests such assistance and cooperation at the appropriate time for such renewal or transfer as determined by Buyer.

         8.5. Access to Books, Records and Employees.

         From and after the Closing Date, Buyer will authorize and permit Sellers and its respective representatives to have access during normal business hours, upon reasonable notice and for reasonable purposes and in such manner as will not unreasonably interfere with the conduct of Buyer's business, to Books and Records within the control of Buyer that relate to the Facility. From and after the Closing Date, Sellers will authorize and permit Buyer and its representatives to have access during normal business hours, upon reasonable notice and for reasonable purposes and in such manner as will not unreasonably interfere with the conduct of Sellers' business, to all books and records, files, documents and other correspondence related to the Facility prior to the Effective Time, which are not included among the Books and Records. Buyer and Sellers agree to maintain all books, records, files, documents and other correspondence related to the Facility prior to the Effective Time in accordance with their respective normal document retention practices after the Closing Date.

                                   ARTICLE IX
                                   TERMINATION

         9.1.     Termination.

         This Agreement may be terminated and the transactions contemplated hereby may be abandoned as follows: (a) at any time prior to the Closing Date by mutual written agreement of Sellers and Buyer; or (b) by either Sellers or Buyer if the Effective Time shall not have occurred on or before April 30, 2000; provided, however, that the right to terminate this Agreement pursuant to this clause (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur prior to such date.

         9.2. Rights on Termination; Waiver.

                  (a) If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under or pursuant to this Agreement shall terminated.

                  (b) If any of the conditions set forth in Article VI of this Agreement have not been satisfied, Buyer may nevertheless elect to waive such conditions and proceed with the consummation of the transactions contemplated hereby. If any of the conditions set forth in Article VII of this Agreement have not been satisfied, Sellers may nevertheless elect to waive such conditions and proceed with the consummation of the transactions contemplated hereby. The election by Buyer or Sellers to terminate this Agreement pursuant to Section 9.1
(b) shall not in any way affect the rights of such party against the other party for any breach or default under this Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1.    Entire Agreement; Amendment.

         This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. The representations and warranties of each party hereto shall be deemed to be material and to have been relied upon by the other party. The representations, warranties, covenants and agreements of Sellers and Buyer contained herein shall survive the execution and delivery of this Agreement and consummation of the transactions contemplated hereby and, as to the representations and warranties, shall be effective until the relevant time limitation for making any indemnity claim with respect to such representations and warranties under Sections 8.1 and
8.2 and shall have been reached and no longer. All agreements, understandings, representations, warranties and covenants made by Sellers herein shall be joint and several obligations of Sellers.

         10.2. Expenses.

         Except as otherwise specifically provided herein, each of the parties hereto shall pay the fees and expenses of their respective counsel, accountants and other experts and the other expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

         10.3. Governing Law; Consent to Jurisdiction.

         This Agreement shall be construed and interpreted according to the laws of the State of New York, without regard to the conflicts of law rules thereof; provided, however, that Section 5-1401 of the New York General Obligations Law shall apply to this Agreement. Each of the parties hereto, in respect of itself and its properties, agree to be subject to (and hereby irrevocably submits to) the nonexclusive jurisdiction of the United States federal court for the Southern District of New York or New York state court sitting in the Borough of Manhattan, New York, in respect of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein, and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of the parties hereto irrevocably waives, to the fullest extent it may effectively do so under applicable Law, any objection to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Either party hereto may make service on the other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10.5 hereof. Nothing in this Section, however, shall affect the right of any party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or in equity.

         10.4. Assignment.

         This Agreement and each party's respective rights hereunder may not be assigned, by operation of law or otherwise, without the prior written consent of the other party provided, however, that Buyer may assign this Agreement to an Affiliate of Buyer without the consent of Sellers.

         10.5. Notices.

         All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date (a) when delivered personally or by messenger or by overnight delivery service to an officer of the other party, (b) five days after being mailed by registered or certified United States mail, postage prepaid, return receipt requested, or (c) when received via telecopy, telex or other electronic transmission, in all cases addressed to the person for whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section:

If to Buyer:          DTE Kentucky, LLC
                      425 South Main Street
                      Suite 201
                      Ann Arbor, Michigan 48104
                      Fax:  (734) 668-9739
                      Attn:  Manager of Assets

With a copy to:       DTE Energy Services
                      425 South Main Street
                      Suite 201
                      Ann Arbor, Michigan 48104
                      Fax:  (734) 668-1028
                      Attn:  General Counsel

If to Sellers:        Covol Technologies, Inc.
                      3280 North Frontage Road
                      Lehi, Utah 84043
                      Fax:  (801) 766-1979
                      Attn:  Brent M. Cook

With a copy to:       Covol Technologies, Inc.    Pillsbury Madison & Sutro LLP
                      3280 North Frontage Road    235 Montgomery Street
                      Lehi, Utah 84043            San Francisco, CA 94104
                      Fax:  (801) 766-1979        Fax:  (415) 983-1200
                      Attn:  General Counsel      Attn:  Linda C. Williams, Esq.


         10.6. Counterparts; Headings.

         This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

         10.7. Interpretation.

         Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders. All references to contracts, agreements, leases or other understandings or arrangements shall refer to oral as well as written matters. The specificity of any representation or warranty contained herein shall not be deemed to limit the generality of any other representation or warranty contained herein.

         10.8. Severability.

         If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

         10.9. No Reliance.

         No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement. Buyer and Sellers assume no liability to any third party because of any reliance on the representations, warranties and agreements of Buyer or Sellers contained in this Agreement. Nothing contained in this Agreement shall be construed as creating a partnership or joint venture or any agency relationship between the parties hereto, or any other relationship other than buyer and Sellers as provided herein.

         10.10. Parties in Interest.

         This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         10.11. Specific Performance.

         The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, each party hereto has caused this Purchase Agreement to be executed in its name by a duly authorized officer as of the day and year first above written.

                                     DTE KENTUCKY, LLC

                                     By: /s/  Kent L. McCargar
                                         --------------------------------------
                                     Its:  Vice President and Chief Financial
                                           Officer



                                     COVOL TECHNOLOGIES, INC.

                                     By: /s/  Kirk A. Benson
                                         ------------------------------------
                                     Its: Chairman and Chief Executive Officer




                                     SYNFUEL INVESTMENTS, INC.

                                     By: /s/ Brent M. Cook
                                         --------------------------------------
                                     Its:  President



                                     MOUNTAINEER FUELS, LLC

                                     By: /s/ Brent M. Cook, President
                                         --------------------------------------
                                         Covol Technologies, Inc.
                                     Its: Manager